                                                                    EXHIBIT 99.9
                                              (SCHEDULE OF DIFFERENCES ATTACHED)


NEITHER THIS DEBENTURE NOR ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS DEBENTURE NOR ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY BE OFFERED OR SOLD, TRANSFERRED PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PRIVATE SECURITIES SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND FAIRWAY CAPITAL LTD. DATED FEBRUARY 25, 1997. A COPY OF THE PORTION OF THE AFORESAID SUBSCRIPTION AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.


  8%/10% SUBORDINATED CONVERTIBLE DEBENTURE DUE FEBRUARY 21, 1998

$250,000                                                       February 25, 1997
Number 41

         FOR VALUE RECEIVED, COMFORCE Corporation, a Delaware corporation (the "Company"), hereby promises to pay to _______________________, or registered assigns (the "Holder") on February 21, 1998 (the "Maturity Date"), the principal amount of ______________________________ Dollars ($___________), and
to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein.


ARTICLE 1.  Interest

         The Company shall pay interest on the unpaid principal amount of this Debenture ("Debenture") at the rate of Eight Percent (8%) per annum from the date of the purchase hereof ("Closing") through and including the 180th day following Closing, and at the rate of Ten Percent (10%) per annum from the 181st day following Closing and continuing until the principal hereof is paid in full. Interest shall be payable quarterly in arrears, in cash or stock, at the Company's option and shall be computed on the basis of a 360-day year of twelve 30-day months. If the Company elects to pay the interest in common stock, the valuation of such common stock will be based upon the average closing bid price of the Company's common stock, as reported by Bloomberg, L.P., over the five-trading day period ending on the day preceding the date interest becomes due.

ARTICLE 2.  Method of Payment
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8%/10% Subordinated Convertible Debenture
Page 2

         This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof. The Company shall pay the principal of and interest on this Debenture in United States dollars, or by a check payable in such money, except as provided in Section 3.1 below regarding conversion into Common Stock. The Company may draw a check for the payment of interest to the order of the Holder of this Note and mail it to the Holder's address as shown on the Register (as defined in Section 9.2 below). Interest and principal payments shall be subject to withholding under applicable United States Federal Internal Revenue Service Regulations.

ARTICLE 3.  Conversion

         SECTION 3.1.  Conversion Privilege

         (a) This Debenture may be converted in whole or in part, at the Holder's option, beginning 181 days following Closing. The Company shall have the option to make the requested conversion in either cash or Common Stock of the Company ("Common Stock"), or any combination of cash or Common Stock. Within 24 hours of the Company's receipt of a duly executed Notice of Conversion, the Company shall notify the Holder as to whether the conversion will be made in cash and/or Common Stock and the percentages thereof. Any such conversion paid in cash shall be payable at 125% of the face value of the portion of the Debenture to be converted, including any accrued but unpaid interest thereon. If the Company elects to convert this Debenture into Common Stock, the number of such shares issuable upon conversion shall be determined by dividing the principal amount hereof to be converted plus all accrued but unpaid interest thereon, minus any required withholding, by the conversion price in effect on the conversion date (as defined in paragraph (b) of this Section 3.1 below) and rounding the result to the nearest 1/100th of a share. Any portion of this Debenture which remains outstanding on the 360th day following Closing (the "Maturity Date") will be automatically converted on that date into Common Stock or cash, or any combination thereof.

         (b) Notwithstanding the provisions of Section 3.1(a), no more than 2,500,000 shares of Common Stock may be issued by the Company to honor conversion of this Debenture together with the other Debentures issued by the Company at Closing, and together with all shares of Common Stock issued upon the exercise of any warrants issued by the Company in connection with the issuance of this Debenture. The aggregate principal amount of all Debentures issued in the placement of which this Debenture is a part shall not exceed $25,000,000 (see Section 8.1 below). Conversion requests received after the maximum of 2,500,000 shares of Common Stock have been issued will be paid in cash. Notwithstanding the foregoing, the 2.5 million share limit may be increased to 3.5 million shares if either: (i) the Company's shareholders approve

8%/10% Subordinated Convertible Debenture
Page 3

the increase; (ii) the American Stock Exchange ("AMEX") waives its requirement that said increase be approved by the Company's shareholders, or advises the Company that shareholder approval is not required; or (iii) the Company changes the listing of its common stock from AMEX to either the New York Stock Exchange ("NYSE") or the National Association of Securities Dealers Automated Quotation System ("Nasdaq") under circumstances in which shareholder approval is not required.

         (c) The conversion price is Twenty-Five Percent (25%) off the Current Market Price as defined in Section 3.7 below.

         (d) Less than all of the principal amount of this Debenture may be converted if the portion converted is $10,000 or a whole multiple of $10,000 and the provisions of this Article 3 that apply to the conversion of all of the Debenture also apply to the conversion of a portion of it. All accrued interest on this Debenture shall be added to the amount converted and shall be deemed to be paid and discharged thereby.

         SECTION 3.2. Conversion Procedure. To request conversion of this Debenture, the Holder must (a) complete and sign the Notice of Conversion attached hereto, (b) surrender the Debenture to the Company, (c) furnish appropriate endorsements and transfer documents if so requested by the Company, and (d) subject to Section 3.4, pay any transfer or similar tax if required by the Company. The date upon which the Company receives the completed Notice of Conversion (by mail, facsimile or otherwise) is the conversion date, provided that the Company shall not be required to deliver a certificate for Common Shares, and/or a check for payment of the conversion amount, unless and until the Company receives the Debenture. Within five (5) business days after receipt of the Notice of Conversion, providing the Company has received the Debenture from the Holder, the Company shall deliver a certificate for the number of full shares of Common Stock issuable, and/or a check for payment of the amount converted, in accordance with Section 3.1(a) above; provided, however, that the Company will make any such cash payments to the Holder by wire transfer if Holder so requests and provides the Company with the necessary wiring instructions. The person in whose name the certificate of Common Stock is to be registered, if applicable, shall be treated as a shareholder of record on and after the conversion date. If one person converts more than one Debenture at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of Debentures converted. Upon surrender of a Debenture that is to be converted in part, the Company shall issue to the Holder a new Debenture equal in principal amount to the unconverted portion of the Debenture surrendered.

         SECTION 3.3. Fractional Shares. The Company shall not issue a fractional share of Common Stock upon the conversion of this Debenture. Instead, the Company shall pay, in lieu of any fractional share, the cash value thereof at the then current market

8%/10% Subordinated Convertible Debenture
Page 4

price of the Common Stock as determined under Section 3.7 below.

         SECTION 3.4. Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name.


         SECTION 3.5. Company to Reserve Stock. The Company shall reserve out of its authorized but unissued Common Stock or Common Stock held in treasury enough shares of Common Stock to permit the conversion of this Debenture, subject to the maximum number of shares which can be issued as set forth in
Section 3.1(b) above. All shares of Common Stock which may be issued upon the conversion hereof shall be fully paid and nonassessable.

         SECTION 3.6. Restrictions on Transfer. This Debenture and the Common Stock issuable upon the conversion hereof have not been registered under the Securities Act of 1933 (the "Act") and this Debenture and the Common Stock issuable upon the conversion of this Debenture may not be offered for sale, sold or otherwise transferred unless such offer, sale or other transfer is registered under the Act or such securities or such transfer is exempt from such registration.

         SECTION 3.7. Current Market Price. The current market price per share of Common Stock on any date is the average of the closing bid price, as reported by Bloomberg, L.P., of the Common Stock over the five trading day period ending on the trading day before the date in question, or, if the Common Stock is not reported on such system, the fair market value of the Common Stock as determined by the Board of Directors of the Company in its good faith judgment.

         SECTION 3.8. Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer.

ARTICLE 4.  Redemption

8%/10% Subordinated Convertible Debenture
Page 5

         SECTION 4.1. Redemption Amounts. This Debenture may be redeemed by the Company, in whole or in part, at any time within 360 days following Closing as follows: (a) if it is redeemed within 60 days of Closing, the Holder shall receive a five percent (5%) premium over the face amount redeemed; (b) if it is redeemed between 61 days and 90 days of Closing, the Holder shall receive a six percent (6%) premium over the face amount redeemed; (c) if it is redeemed between 91 days and 120 days of Closing, the Holder shall receive an eleven percent (11%) premium over the face amount redeemed; (d) if it is redeemed between 121 days and 150 days of Closing, the Holder shall receive a thirteen percent (13%) premium over the face amount redeemed; (e) if it is redeemed between 151 days and 180 days of Closing, the Holder shall receive a fifteen percent (15%) premium over the face amount redeemed; and (f) if it is redeemed between 181 days and 360 days of Closing, the Holder shall receive a twenty-five percent (25%) premium over the face amount redeemed. In addition to the foregoing premiums, all accrued but unpaid interest will be paid to the Holder upon any redemption. In the event that the Company redeems less than all outstanding Debentures at any time, such partial redemption shall be prorated among the Holders in accordance with the outstanding principal amount of their Debentures.

         SECTION 4.2. Redemption Procedure. The Company must notify the Holder at least ten (10) business days prior to the date on which the Company intends to redeem this Debenture (the "Redemption Date"). The Holder must then surrender the Debenture to the Company on or before the Redemption Date. Following the Company's receipt of the original Debenture from the Holder, the Company shall deliver a check for the amount due to the Holder as calculated pursuant to Section 4.1 above, including all accrued but unpaid interest thereon, on the Redemption Date.

ARTICLE 5.  Mergers

         The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such assumption.

ARTICLE 6.  Reports

         The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or current report that it files with the Securities and Exchange Commission promptly after the filing thereof and a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at

8%/10% Subordinated Convertible Debenture
Page 6

the time such report or statement is sent to shareholders.

ARTICLE 7.  Defaults and Remedies

         SECTION 7.1. Events of Default. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, (b) the Company does not make a payment of interest when such interest becomes due and payable and such default continues for a period of 5 days thereafter, (c) the Company fails to comply with any of its other obligations under this Debenture, or under the Subscription Agreement and the Registration Rights Agreement between the parties hereto dated February 25, 1997, and such failure continues for the period and after the notice specified below, (d) the Company, pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (c) above is not an Event of Default until the holders of at least 25% of the aggregate principal amount of the Debentures notify the Company of such default and the Company does not cure it within 5 days after the receipt of such notice, which must specify the default, demand that it be remedied and state that it is a "Notice of Default."

         SECTION 7.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the principal of and accrued interest on this Debenture to be due and payable, together with the applicable premium due at the time of acceleration as calculated pursuant to Section 4.1 above. Upon such declaration, the principal and interest hereof shall be due and payable immediately.

ARTICLE 8.  Registered Debentures

         SECTION 8.1. Series. This Debenture is one of a numbered series of Debentures having an aggregate principal amount of not more than $25,000,000 which are identical except as to the principal amount and date of issuance thereof and the amount of the redemption premium available to the Series F Holders as defined in the Subscription

8%/10% Subordinated Convertible Debenture
Page 7

Agreement dated February 26, 1997 between the Company and Holder. Such Debentures are referred to herein collectively as the "Debentures". The Debentures shall be issued in whole multiples of $10,000.

         SECTION 8.2. Record Ownership. The Company shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of principal and interest on this Debenture, receive notifications with respect to this Debenture, and otherwise exercise all of the rights and powers as the absolute owner hereof.


         SECTION 8.3. Registration of Transfer. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to Section 8.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in the denominations requested by the Holder. The Company may charge a reasonable fee for any registration of transfer or exchange other than one occasioned by a notice of redemption or the conversion hereof.

         SECTION 8.4. Worn and Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the

8%/10% Subordinated Convertible Debenture
Page 8

Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

ARTICLE 9.  Notices

         Except as otherwise provided in this Debenture, any notice which is required or convenient under the terms of this Debenture shall be duly given if it is in writing and (a) delivered in person, (b) mailed by first class mail, postage prepaid, (c) sent by facsimile transmission, or (d) sent by private overnight mail service (such as Federal Express) and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices. Such notice shall be effective, when personally delivered, upon receipt; when so sent by first class mail, four business days after deposit with the United States Postal Service; when sent by facsimile transmission, upon receipt of confirmation of transmission; or when so sent by private overnight mail service, the next business day after deposit.



ARTICLE 10.  Time

         Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. Where time is extended by virtue of the provisions of this Article 9, such extended time shall not be included in the computation of interest.

ARTICLE 11.  Waivers

         The holders of a majority in principal amount of the Debentures may waive a default or rescind the declaration of an Event of Default and its consequences except for a default in the payment of principal of or interest on any Debenture.

ARTICLE 12.  Rules of Construction

         In this Debenture, unless the context otherwise requires, words in the singular

8%/10% Subordinated Convertible Debenture
Page 9

number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in this Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

8%/10% Subordinated Convertible Debenture
Page 10



ARTICLE 13.  Governing Law

         The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of New York applicable to agreements that are negotiated, executed, delivered and performed solely in the State of New York.

         IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

                                COMFORCE Corporation


                                By /s/ Andrew Reiben
                                  ------------------

                                Name: Andrew Reiben

                                Title: Chief Accounting Officer

8%/10% Subordinated Convertible Debenture
Page 11



                              NOTICE OF CONVERSION

         [To be completed and signed only upon conversion of Debenture]

                                                                        The
undersigned, the Holder of this Debenture, hereby irrevocably elects to exercise the right to convert it into common stock, par value $___ per share, of COMFORCE Corporation as follows:

[Complete if less than          ______________________Dollars ($__________)*___
all of principal amount           ($10,000 or integral multiples of $10,000)
is to be converted]

[Signature must be              _______________________________________________
guaranteed if registered            (Name of Holder of shares if different than
holder of stock differs from        registered Holder of Debenture)
registered Holder of
Debenture)
                                _______________________________________________
                                (Address of Holder if different than address of registered Holder of Debenture)


                                _______________________________________________
                                 (Social Security or EIN of Holder of shares if different than Holder of Debenture)

         *If the principal amount of the Debenture to be converted is less than the entire principal amount thereof, a new Debenture for the balance of the principal amount shall be returned to the Holder of the Debenture.

Date:________________           Sign:__________________________________________
                                     (Signature must conform in all respects
                                     to name of Holder shown on face of this
                                     Debenture)

Signature Guaranteed:

8%/10% Subordinated Convertible Debenture
Page 12



                            Assignment of Debenture


The   undersigned   hereby  sell(s)  and   assign(s)  and   transfer(s)   unto
__________________________________________________________________________
                  (name, address and SSN or EIN of assignee)

__________________________________________________Dollars ($_________)____
(principal amount of Debenture, $10,000 or integral multiples of $10,000)

of principal amount of this Debenture together with all accrued interest hereon.


Date:________              Sign:__________________________________________
                                (Signature must conform in all respects to name of Holder shown on face of Debenture)


Signature Guaranteed:

                            SCHEDULE OF DIFFERENCES


     The Reporting Persons identified below have entered into separate contracts substantially identical in all material respects to the form filed herewith. Pursuant to General Instruction 2 to Item 601, the Reporting Persons hereby file this Schedule of Differences to identify the material details in which such documents differ from the form filed.


                       EXHIBIT 99.9 - 8%/10% SUBORDINATED
                  CONVERTIBLE DEBENTURE DUE FEBRUARY 27, 1998


Reporting Person                         Principal Amount of Debenture
----------------                         -----------------------------

Infinity Investors Limited                            $3.0 M
Infinity Emerging Opportunities Limited               $1.0 M
Fairway Capital Limited                               $1.0 M
Global Growth Limited                               $500,000